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                                                                       (h)(2)(i)

                               AMENDED SCHEDULE A

                               with respect to the

                            ADMINISTRATION AGREEMENT

                                     between

                              ING SERIES FUND, INC.

                                       and

                             ING FUNDS SERVICES, LLC

Series                                           Administrative Services Fee
------------------------------------------   -----------------------------------
                                             (as a percentage of managed assets)
Brokerage Cash Reserves                                     0.08%

ING 130/30 Fundamental Research Fund                        0.08%
ING Balanced Fund                                           0.08%

ING Global Science and Technology Fund                      0.08%

ING Growth Fund                                             0.08%

ING Growth and Income Fund                                  0.08%

ING Index Plus LargeCap Fund                                0.08%

ING Index Plus MidCap Fund                                  0.08%

ING Index Plus SmallCap Fund                                0.08%

ING Small Company Fund                                      0.08%

ING Strategic Allocation Conservative Fund                  0.08%

ING Strategic Allocation Growth Fund                        0.08%

ING Strategic Allocation Moderate Fund                      0.08%